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                                                                     EXHIBIT 2.3

                                                                  CONFORMED COPY

                         PARENT AGREEMENT AND GUARANTY


     PARENT AGREEMENT AND GUARANTY, dated as of July 15, 1999, among TCI Music, Inc., a Delaware corporation ("TCI Music"), MTVN Networks ("MTVN"), a division
                               ---------                    ----
of Viacom International Inc., a Delaware corporation ("Viacom"), Liberty Media
                                                       ------
Corporation, a Delaware corporation ("Liberty"), SonicNet, Inc., a Delaware
                                      -------
corporation ("SonicNet"), The Box Worldwide Inc., a Florida corporation ("Box")
              --------                                                    ---
and MTVN Online L.P., a Delaware limited partnership (the "Partnership").
                                                           -----------

     Contemporaneously herewith, MTVN Online Partner I LLC, a Delaware limited liability company ("VLLC"), Imagine Radio, Inc., a Delaware corporation
                    ----
("Imagine"), SonicNet, and Box are entering into an Agreement of Limited
  -------
Partnership dated as of the date hereof (as such Agreement of Limited Partnership may from time to time be amended, modified or supplemented in accordance with its terms, the "Partnership Agreement") pursuant to which VLLC,
                                ---------------------
Imagine, SonicNet and Box will form the Partnership (as such limited partnership may exist in such form or in a reorganized, corporate or other form, "Newco").
                                                                      -----

     As of the Closing, VLLC, Imagine, SonicNet and Box will collectively own 100% of the partnership interests in the Partnership.

     Viacom and its wholly-owned Subsidiaries are the sole members of and own all of the equity securities of VLLC, and Viacom owns a controlling interest in Imagine and has the right to acquire all of the equity interests of Imagine which it does not currently own (VLLC and Imagine, collectively with their Permitted Transferees, the "MTVN Partners"). TCI Music owns all of the equity
                            -------------
securities of SonicNet and Box (SonicNet and Box, collectively with their Permitted Transferees, the "Tune Partners").
                            -------------

     MTVN and TCI Music are willing to permit VLLC and Imagine and SonicNet and Box, respectively, to enter into the Partnership Agreement only on the condition that the parties hereto enter into this Agreement.

     Each of VLLC and Imagine and SonicNet and Box is willing to enter into the Partnership Agreement only if certain obligations therein and under certain other agreements are guaranteed as set forth below.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

     In consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:
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                                   ARTICLE I

               REORGANIZATION OF PARTNERSHIP TO CORPORATE FORM;
               ------------------------------------------------
                            INITIAL PUBLIC OFFERING
                            -----------------------

     Section 1.1.  Reorganization in Corporate Form.
                   --------------------------------

          (a) The parties hereto agree to take such steps as may be reasonably necessary to cause the Partnership to be reorganized as, or to cause its assets and liabilities to be contributed to, a Delaware corporation (which will be wholly-owned by the Partnership or the Partners prior to the IPO, as defined below), in connection with the IPO or, if the Chief Executive Officer of the Partnership determines in good faith that it is appropriate, in advance of the IPO in order to avoid adverse tax consequences to the Partners (the "Reorganization"). The Partners acknowledge that the Partnership will not be
 --------------
the entity to go public in the IPO unless agreed by all Partners. For any period during which Newco is not a wholly-owned subsidiary of the Partnership, the parties shall enter into or cause their respective Controlled Affiliates to enter into a stockholders agreement (the "Newco Stockholders Agreement"), which
                                          ----------------------------
shall provide that the parties and their respective Controlled Affiliates, as applicable, shall continue to be bound by, and entitled to the benefits of, the following provisions of the Partnership Agreement, mutatis mutandis, subject to
                                                   ------- --------
the terms and conditions and applicable time periods contained therein (except to the extent otherwise provided herein): provisions relating to capital contributions (Section 3.03); provisions relating to management and governance (Article VI (including Sections 6.10 and 6.11)); restrictions on transfer (Section 8.01); rights of first offer (Section 8.04); "tag along/drag along" rights (Section 8.05); provisions relating to Tune's audit rights with respect to Related Party Transactions (Article XI); preemptive rights (Section 12.02); put and call rights (Section 12.03); and restrictions on competition (Article
XIV); provided, however, that the provisions relating to capital contributions
      --------  -------
and to management and governance shall cease to apply upon the consummation of the IPO; and provided further that the provisions with respect to the right of
             -------- -------
first offer shall be modified as follows: (x) in the event that Newco has consummated an IPO and the Shares (as defined below) are publicly traded, (i) the two 30-day periods shall be reduced to one period of five Business Days, to run concurrently (i.e., a Tune Partner must notify MTVN of its intention to sell
                  ----
five days before selling, and MTVN has through the fifth day to make an offer),
(ii) any offer to be made by MTVNS or its designee must be made at the then-current market price (i.e. at the opening of business on the date such offer is
                      ----
made) or higher, (iii) the 180-day period shall be reduced to five Business Days and (iv) the price at and terms on which the Shares may be sold during such five Business Day period shall be the market price and market terms (including terms relating to block sales) at the time of sale; (y) such right of first offer shall not apply to any sale by a Tune Partner or a Permitted Transferee of a Tune Partner pursuant to any exercise of its registration rights granted pursuant to this Agreement (including any such public sale occurring following the exercise of such registration rights where Newco determines such registration rights are not available (and therefore refuses to register such Shares) because of the type of sale contemplated (for example, because such Shares can be sold pursuant to Rule 144) or where Newco elects not to register such Shares because of events related to Newco (for example, where Newco suspends its obligation to register such

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shares pursuant to Article III of this Agreement); and (z) in the event of a sale to MTVNS or its designee pursuant to the right of first offer where a Tune Partner had initially proposed a public market sale, the 180-day period for which the closing may be suspended will be reduced to a 20 day period, and the 90 day period within which a designated substitute purchaser is required to close a sale shall be reduced to 60 days). The parties hereto agree to cause Newco, promptly, upon its organization, to agree to be bound by this Agreement as if it were a party hereto. The certificate of incorporation and bylaws of Newco and the Newco Stockholders Agreement are referred to as the "Newco
                                                                   -----
Organizational Documents".
------------------------

          (b) The parties hereto further agree that, upon the effectiveness of the Reorganization and provided that (i) neither TCI Music nor any of its Controlled Affiliates is then in material default under this Agreement, the Partnership Agreement or the Additional Agreements, (ii) the Tune Partners beneficially own at least 5% of the outstanding Shares (as defined below) (excluding any Shares issued or granted in any transaction or transactions with respect to which TCI Music had no preemptive rights pursuant to any provision comparable to Section 12.02 of the Partnership Agreement (or where the Partnership Interests in respect of which such Shares were issued or granted were originally issued or granted in a transaction with respect to which the Tune Partners did not have preemptive rights pursuant to Section 12.02 of the Partnership Agreement)), and (iii) none of the Tune Partners has Disposed of any Partnership Interests or Shares to any Person that is not a Permitted Transferee, each party shall take such steps as are reasonably necessary (including causing such party's director designees to take such actions as are necessary) to nominate for election and to vote all Shares of Newco beneficially owned by such party in favor of the election of one designee of TCI Music as a member of the Board of Directors of Newco.

     Section 1.2.  The Initial Public Offering.
                   ---------------------------

          (a) The parties hereto intend that Newco conduct an initial registered public offering of the common stock of Newco (the "Shares") no later
                                                              ------
than the Offering Expiration Date which results in the Shares being publicly traded and listed on the Nasdaq Stock Market or a national securities exchange (the "IPO"). As used herein the term "Shares" includes all shares of common
      ---                             ------
stock of Newco and any other shares of capital stock of Newco issued in respect of such shares as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events. References in this Agreement to amounts or percentages of Shares as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence. References herein to Shares acquired in a transaction with respect to which TCI Music did not have preemptive rights pursuant to the provisions of the Newco Stockholders Agreement comparable to Section 12.02 of the Partnership Agreement shall include Shares issued in respect of Partnership Interests which were acquired by the applicable Person in a transaction with respect to which the Tune Partners did not have preemptive rights under Section 12.02 of the Partnership Agreement.

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

          (b) If the IPO is consummated while Newco is owned by the Partnership, the Partnership shall be liquidated immediately following or contemporaneously with the IPO, and, provided that neither TCI Music nor any of its Controlled Affiliates is in material default of its obligations under this Agreement, the Partnership Agreement or the Additional Agreements, the number of Shares distributed to the Tune Partners in respect of their interests in the Partnership shall be increased, if necessary (without the payment of any additional consideration other than the payment of the par value for any newly-issued Shares), above the number that would otherwise be so distributed so that the number of Shares so distributed shall have an aggregate value (with each such Share valued for this purpose at the price to the public listed on the cover page of the final prospectus delivered in connection with such IPO) equal to at least the Target Value (as reduced proportionally to reflect any Disposition by any Tune Partner of any portion of the Tune Partnership Interest prior to the IPO other than to a Permitted Transferee); provided, however, that
                                                        --------  -------
the number of Shares distributed to the Tune Partners shall not exceed 15% (or such lesser percentage which equals 150% of the Percentage Interest of the Tune Partners immediately prior to the IPO other than to a Permitted Transferee) of the total number of Shares outstanding immediately prior to the IPO.

          (c) If (i) Newco consummates an IPO (except under the circumstances described in Section 1.2(b) above) and (ii) the aggregate value of the Shares held by the Tune Partners (with each Share valued for such purpose at the price to the public listed on the cover page of the final prospectus delivered in connection with such IPO) at the time of such IPO is less than the Target Value (as reduced proportionally to reflect any Disposition by any Tune Partner of any portion of the Tune Partnership Interest or of any Shares prior to the IPO other than to a Permitted Transferee) and provided that neither TCI Music nor any of its Controlled Affiliates is in material default of their obligations under this Agreement, the Partnership Agreement or the Additional Agreements, then the parties hereto shall cause Newco to promptly issue to the Tune Partners (without the payment of additional consideration, other than the payment of the par value for the Shares) such additional number of Shares as is required to cause the aggregate value of Shares (valued as provided above) held by the Tune Partners to equal the Target Value (as reduced proportionally to reflect any Disposition by any Tune Partner of any portion of the Tune Partnership Interest or of any Shares prior to the IPO other than to a Permitted Transferee); provided,
                                                               --------
however, that the number of Shares to be held by the Tune Partners after such
-------
issuance shall in no event exceed 15% (or such lesser percentage which equals 150% of the percentage of outstanding Shares held by the Tune Partners immediately prior to the IPO) of the total Shares outstanding immediately prior to the IPO (but after the issuance of such additional Shares).

     Section 1.3.  No Public Offering.
                   ------------------

          (a) In the event that Newco has been formed but has not consummated the IPO on or before the Offering Expiration Date and the Tune Partners then hold Shares rather than Partnership Interests, TCI Music shall be entitled to request that the Private Share Valuation (as defined below) as of the Offering Expiration Date of the Shares held by the Tune Partners be determined. Such election shall be made by written notice to MTVN and Newco delivered

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within six months after the Offering Expiration Date. If the Private Share
Valuation as of the Offering Expiration Date of the Shares held by the Tune Partners is determined to be less than the Target Value and provided that neither TCI Music nor any of its Controlled Affiliates is in material default of their obligations under this Agreement, the Partnership Agreement or the Additional Agreements, then Newco shall promptly issue to the Tune Partners (without the payment of additional consideration, other than the payment of the par value for the Shares) such additional number of Shares as is required to cause the aggregate Private Share Valuation of the Shares held by the Tune Partners as of the Offering Expiration Date to equal the Target Value; provided,
                                                                       --------
however, that the number of Shares to be held by the Tune Partners after such
-------
issuance shall in no event exceed 15% (or such lesser percentage which equals 150% of the percentage of outstanding Shares held by the Tune Partners on the Offering Expiration Date) of the then outstanding Shares; and provided, further,
                                                              --------  -------
however, that the Tune Partners may elect to defer receipt of such additional
-------
Shares (in such number as determined above) until the first to occur of the (x) the IPO, (y) such date as the Tune Partners shall request such receipt or (z) the first anniversary of the Offering Expiration Date.

          (b)  For purposes hereof, "Private Share Valuation" shall mean the
                                     -----------------------
amount determined pursuant to the following procedure, which determination shall be final and binding on the parties hereto. Upon receipt by MTVN of the written notice from TCI Music to MTVN and Newco provided for in Section 1.3(a) above, MTVN and TCI Music shall attempt to mutually agree on the Fair Market Value as of the Offering Expiration Date of the Shares held by the Tune Partners. If the parties are unable to reach agreement within 60 days after such notice is received by MTVN, each party shall, within 30 days thereafter, retain an investment bank to determine the Fair Market Value as of the Offering Expiration Date of the Shares held by the Tune Partners. If any party fails to retain an investment bank within such 30-day period, the investment bank retained shall be the sole investment bank to make such determination. Each investment bank (or in the event either party fails to retain an investment bank, the sole investment bank) shall submit its estimation of such Fair Market Value within 45 days from the date of its selection. If the determinations of Fair Market Value as of the Offering Expiration Date of the Shares held by the Tune Partners by the investment banks differ by less than 10% of the average of the two determinations, such Fair Market Value shall be the average of the two determinations. If such determinations vary by more than 10% of the average of such two determinations, the two investment banks shall promptly designate a third investment bank which shall be unaffiliated with any of the first two investment banks and shall not have had any significant affiliation with, or engagement for, any of the parties hereto or any Affiliate of any of the parties during the two years prior to its selection. The third investment bank shall select one of the two determinations as the Fair Market Value as of the Offering Expiration Date of the Shares held by the Tune Partners within 30 days from the date of its selection. In determining the Private Share Valuation, the investment bank or banks shall be instructed to assume the continuation of the Promotion Agreement in accordance with its terms.

     Section 1.4.  Going Private.  In the event that, following the IPO, MTVN
                   -------------
(or a Controlled Affiliate of Viacom Inc.) engages or causes Newco to engage in a "Rule 13e-3 transaction" (as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as

                                       5
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amended (the "1934 Act")) with respect to Newco, MTVN (or such Controlled
              --------
Affiliate of Viacom Inc.) shall offer TCI Music and its Controlled Affiliates an opportunity to continue their existing proportionate equity interest in Newco vis-a-vis MTVN (or Viacom Inc. or a Controlled Affiliate of Viacom Inc.) by participation in such Rule 13e-3 transaction with Viacom Inc. and its Controlled Affiliates after such transaction on the same basis as Viacom Inc. and its Controlled Affiliates.

                                  ARTICLE II

                             GUARANTIES; COVENANTS
                             ---------------------

     Section 2.1.  Guaranties.
                   ----------

          (a) Each Guarantor (as defined below) hereby unconditionally and irrevocably guarantees (this "Guaranty") to an Other Partner (as defined below),
                              --------
and its successors and assigns permitted under the Partnership Agreement (as primary obligor and not merely as surety), (i) the due and punctual payment of all monetary obligations now or hereafter payable by a Related Partner (as defined below) under each of the Partnership Agreement and the Contribution Agreements, (ii) the full and complete performance of all obligations, duties and covenants to be performed by a Related Partner under the Partnership Agreement and the Contribution Agreements, (iii) the accuracy of the representations and warranties made by a Related Partner in the Partnership Agreement and the Contribution Agreements and (iv) in the case of TCI Music, as Guarantor, the full and complete performance of all of the obligations, duties and covenants to be performed by VJN LPTV Corp. under the Local Marketing Arrangement (the "LMA") dated as of the date hereof between VJN LPTV Corp. and
                  ---
Box LLC as and when the same shall become due and the full and complete performance by Box of all of the obligations, duties and covenants to be performed by Box under the License Agreement dated as of the date hereof between The Box Worldwide LLC and Box and the Box Holland Promissory Note dated as of the date hereof from The Box Worldwide-Europe, B.V. to the Partnership (the obligations under such License Agreement and such Promissory Note being referred to as the "Box Obligations") (collectively, the "Guaranteed Obligations"), in
           ---------------                       ----------------------
the case of the obligations described in clauses (i) and (ii) when and as the same shall become due under the Partnership Agreement and the Contribution Agreements, as the case may be.

     As used in this Section 2.1, (i) the term "Guarantor" shall mean each of
                                                ---------
MTVN and TCI Music, (ii) the term "Related Partner" shall mean each of VLLC and
                                   ---------------
Imagine, with respect to MTVN as Guarantor, and each of SonicNet and Box, with respect to TCI Music as Guarantor, and (iii) the term "Other Partner" shall
                                                       -------------
mean, with respect to MTVN, each of SonicNet and Box, and with respect to TCI Music, each of VLLC and Imagine, and/or, in each case, any immediate or subsequent successor to or transferee of the Partnership Interest (as such term is defined in the Partnership Agreement) originally held by such person.

     Notwithstanding anything to the contrary in this Guaranty, (i) the terms "Related Partner" and "Other Partner," respectively, shall not mean (x) any
 ---------------       -------------
transferee of the Partnership Interest of a Related Partner or Other Partner (except to the extent that obligations of a Related Partner

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under the Partnership Agreement expressly survive a transfer by the Other
Partner to a transferee other than a Permitted Transferee), as the case may be, other than a Permitted Transferee or (y) any immediate or subsequent successor to or transferee of the Partnership Interest of a transferee referred to in clause (x), and (ii) a Guarantor shall not be deemed to have guaranteed hereby any obligation (monetary or otherwise) of any such transferee or successor other than a Permitted Transferee, and a Guaranty shall not inure to the benefit of any such transferee or successor other than a Permitted Transferee.

          (b) Each Guarantor shall not cause or suffer a Related Partner voluntarily to institute any proceeding seeking to adjudicate a Related Partner a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Partner or its debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any part of its property, in each case unless in connection with the institution by Guarantor itself of any such proceeding; provided, however, that, without limitation of the other
                 --------  -------
provisions of this Guaranty, nothing in this Section 2.1(b) shall require a Guarantor to provide any funds to a Related Partner for the payment or discharge of the Partner's obligations.

          (c) Each Guarantor waives any and all notices of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by an Other Partner on this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance on this Guaranty, and all dealings between an Other Partner and/or its Affiliates, on the one hand, and a Related Partner and/or its Affiliates, on the other hand, in connection with the Partnership Agreement and the Contribution Agreements shall likewise conclusively be presumed to have been had or consummated in reliance on this Guaranty, and the LMA and the Box Obligations shall also conclusively be presumed to have been entered into in reliance on this Guaranty. The Guarantor also waives diligence, presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands whatsoever relating to the Guaranteed Obligations or the requirement that the Partnership or an Other Partner proceed first against a Related Partner or any other guarantor of the Guaranteed Obligations or otherwise exhaust any right, power or remedy under the Partnership Agreement or the Contribution Agreements, as the case may be, giving rise to such Guaranteed Obligations before proceeding hereunder. The Guarantor covenants that this Guaranty shall not be discharged except by complete payment and performance of the Guaranteed Obligations.

          (d) The obligations of each Guarantor hereunder shall constitute a present and continuing guarantee of payment and not of collectability only, shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense the Guarantor may have against an Other Partner, a Related Partner, the Partnership or any other person (other than counterclaims, setoffs, deductions or defenses available to the Related Partner under or in respect of the Partnership Agreement, the Contribution Agreements, the LMA and the Box Obligations, as the case may be), and shall remain in full force and effect until all

                                       7
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Guaranteed Obligations have been satisfied and performed in full, without regard to any event whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall have consented thereto), including, without limitation:

               (i) any amendment or modification of or supplement to the Partnership Agreement, the Contribution Agreements, the LMA, the Box Obligations or this Guaranty, any assignment or transfer of any of the rights, obligations, duties or covenants of any party to the Partnership Agreement, the Contribution Agreements, the LMA, the Box Obligations or this Guaranty, any renewal or extension of time for the performance of any of the Guaranteed Obligations, or any furnishing or acceptance of security so furnished or accepted for any of the Guaranteed Obligations;

               (ii) any waiver, consent, extension, forbearance, release or substitution of security or other action or inaction under or in respect of the Partnership Agreement, the Contribution Agreements, the LMA, the Box Obligations or this Guaranty, or any excise of, or failure to exercise, any right, remedy or power in respect hereof or thereof;

               (iii) any bankruptcy, insolvency, marshaling of assets and liabilities, arrangements, readjustment, composition, receivership, assignment for the benefit of creditors, liquidation or similar proceedings with respect to a Related Partner or Guarantor;

               (iv) the dissolution, sale or other disposition of all or substantially all of the assets of a Related Partner, a Guarantor, an Other Partner or the Partnership; or

               (v) any default by a Related Partner or Guarantor under, or any invalidity or any unenforceability of, or any misrepresentation by a Related Partner or Guarantor in, or any irregularity or other defect in, the Partnership Agreement, the Contribution Agreements, the LMA, the Box Obligations or this Guaranty or any other instrument or agreement.

     Any term of this Guaranty to the contrary notwithstanding, if at any time any amount (constituting a Guaranteed Obligation) paid or payable by a Related Partner is rescinded or must otherwise be restored or returned, whether upon or as a result of the appointment of a custodian, receiver or trustee or similar officer for a Related Partner or any substantial part of its assets, or the insolvency, bankruptcy or reorganization of a Related Partner or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          (e) Each Guarantor will not exercise any rights which it may have acquired against a Related Partner by way of subrogation, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, unless and until all of the Guaranteed Obligations of the Related Partner for which performance is then due have been fully satisfied.

          (f) Each Guarantor may at any time elect to pay or otherwise perform any Guaranteed Obligation, which shall operate (subject to the last sentence of clause (d) of this Section 2.1) as a discharge and release of a Related Partner from such Guaranteed Obligation to an Other Partner or the Partnership (but not to the Guarantor as subrogee); provided, however, that no such election shall
                               --------  -------
release a Related Partner from any of its other Guaranteed Obligations.

          (g) The obligations of each Guarantor hereunder with respect to Guaranteed Obligations shall apply, in addition and not in limitation of the obligations of the Guarantor with respect to a Related Partner, to each immediate or subsequent successor to or transferee of the Partnership Interest of the Partner who is a Permitted Transferee with the same force and effect as would be the case if such successor or transferee had originally be named as a "Related Partner" hereunder.

          (h) Neither Guarantor may assign its rights or delegate its duties hereunder, except to any entity into which it may be merged or with which it may be consolidated or to which it may transfer all or substantially all of its assets, without the prior written consent of each Other Partner.

          (i) The Guaranty by each Guarantor is intended solely for the benefit of, and shall inure to the benefit of and may be enforced solely by, each Other Partner and its successors and permitted assigns under the Partnership Agreement (including without limitation any successor of each Other Partner), and may not be relied on, nor is it enforceable by, any other Person.

     Section 2.2.  Guaranties Relating to Newco.  Substantially contemporaneous
                   ----------------------------
with the Reorganization, for any period during which Newco is not wholly owned by the Partnership, the Guarantors shall enter into guaranties of the obligations of the stockholders of Newco which may be Affiliates of the respective Guarantors under the Newco Stockholders Agreement which are comparable, mutatis mutandis, to the Guaranties set forth in Section 2.1.
            ------- --------

     Section 2.3.  Restrictions on Transfers of Stock of Partners.
                   ----------------------------------------------

          (a) TCI Music represents and acknowledges that it owns, directly or indirectly, all of the equity securities of each of the Tune Partners and of each Person holding an equity interest in the Tune Partners and it covenants and agrees that it will not cease to own, either directly or indirectly through an unbroken chain of wholly owned Subsidiaries, all of the outstanding equity interests in each Tune Partner; provided, however, that TCI Music will be
                                --------  -------
entitled to Dispose of its interest in any such Person or Partner by complying with the obligations such Person or Partner would have with respect to any Disposition of the Partnership Interest or Shares held by such Person or Partner as if obligations comparable thereto, mutatis mutandis, applied to TCI Music and
                                      ------- --------
its holdings of the equity securities of such Person or Partner so long as (i) the ultimate parent of the Person acquiring such interest or (ii) if any parent of such Person is a public corporation, the highest such public parent in such Person's ownership structure becomes a party to this Agreement and is bound by
Article II hereof to the same extent that TCI Music is so bound, in which case TCI Music's obligations under Section 2.1 will terminate in

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accordance with the third paragraph of Section 2.1(a) as if TCI Music's Related
Partner had disposed of a proportionate amount of its Partnership Interest or Shares.

          (b) Viacom represents and acknowledges that it owns, directly or indirectly, all of the equity securities of each of the MTVN Partners and of each Person holding an equity interest in the MTVN Partners (except for a minority interest in Imagine, which it has a right to acquire) and it covenants and agrees that it will not cease to own, either directly or indirectly through an unbroken chain of wholly owned subsidiaries, all of the outstanding equity interests in each MTVN Partner, free and clear of all Liens, pledges and security interests; provided, however, that Viacom will be entitled to Dispose
                    --------  -------
of its interest in any such Person or Partner by complying with the obligations such Person or Partner would have with respect to any Disposition of the Partnership Interest or Shares held by such Person or Partner as if obligations comparable thereto, mutatis mutandis, applied to Viacom and its holdings of the
                    ------- --------
equity securities of such Person or Partner so long as the ultimate parent of the Person acquiring such interest becomes a party to this Agreement and is bound by Article II hereof to the same extent that Viacom is so bound, in which case MTVN's obligations under Section 2.1 will terminate in accordance with the third paragraph of Section 2.1(a) as if MTVN's Related Partner had disposed of a proportionate amount of its Partnership Interest or Shares.

                                  ARTICLE III

                              REGISTRATION RIGHTS
                              -------------------

     Section 3.1.  Demand Rights.
                   -------------

          (a) The Tune Partners shall have the right, at any time after the consummation of the IPO, upon written notice and subject to the provisions of this Article III, to require Newco to prepare and file as soon as practicable after receipt of such notice and use its reasonable best efforts to cause to become effective as soon as practicable thereafter a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the
 ----------------------
"Securities Act"), with respect to the resale of all Shares requested by the
 --------------
Tune Partners to be so registered (a "Demand Registration"); provided, however,
                                      -------------------    --------  -------
that Newco shall not be required to violate the terms of any "lock-up" or "standstill" provisions relating to any securities offering by it by which it may be bound.

          (b) Notwithstanding anything to the contrary contained herein, Newco shall have no obligation to prepare, file and cause to become effective the Registration Statement (i) unless the Shares to be registered pursuant to the Registration Statement constitute at least 25% of the Shares beneficially owned by the Tune Partners as of the date of the notice requesting such registration or (ii) if Newco delivers to TCI Music an opinion of counsel to the effect that all such Shares for which registration was requested may be sold in a single transaction without registration under the Securities Act. Furthermore, Newco shall not be obligated to prepare, file and cause to become effective Registration Statements for more than two such registrations pursuant to this
Section 3.1.

          (c) If the selling Tune Partner so elects, it may cause the public offering or distribution of the Shares pursuant to a Demand Registration to be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a nationally recognized investment banking firm selected by the selling Tune Partner and approved by Newco (which approval shall not be unreasonably withheld). Newco shall enter into the same underwriting agreement as shall the selling Tune Partner, containing representations, warranties, indemnities, and agreements reasonably acceptable to Newco and not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. If (i) a Demand Registration is for a firm commitment underwritten public offering and the managing underwriter thereof determines in good faith that the aggregate number of Shares to be offered thereby exceeds the total number of Shares that may be successfully offered at an estimated initial price per share to the public that is at least equal to the minimum initial price per Share (which shall not be higher than the market price at the time of designation) to the public that has been designated in writing at the time of the notice referred to in Section 3.1(a) by the selling Tune Partner, and/or
(ii) a Demand Registration is delayed more than 30 days pursuant to Section 3.3(b) prior to being declared effective, and in either case no Shares are sold pursuant to such Demand Registration, then the selling Tune Partner shall have the right to reduce or withdraw its request for such registration by giving written notice to the Company to such effect, in which event, in the case of a withdrawal, such registration shall not be deemed to have occurred for purposes of the last sentence of Section 3.1(b).

          (d) The selling Tune Partners may elect to withdraw their Shares from inclusion in a Demand Registration; provided that, except for a withdrawal pursuant to the last sentence of Section 3.1(c), notwithstanding such withdrawal, such registration shall be deemed to have occurred for the purposes of the last sentence of Section 3.1(b), unless the selling Tune Partners pay (pro rata, in proportion to the number of Shares requested by them to be included in such registration) within 30 days after any such withdrawal, all of the out-of-pocket expenses of Newco incurred in connection with such registration. Neither Newco nor any Person that is not a Tune Partner shall participate in any Demand Registration unless the selling Tune Partners otherwise agree.

          (e) A Demand Registration shall not be deemed to have been effected until such registration has been effective (and not subject to any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "SEC") or other Governmental Entity for any reason) for a period of 150 days following the date on which such registration was declared effective, or, if earlier, the date on which all Shares requested to be registered thereunder have been sold.

          (f) Newco shall not grant to any other Person the right to include any other Shares in any Registration Statement filed pursuant to this Section 3.1.

     Section 3.2.  Piggy-Back Rights.
                   -----------------

          (a) For so long as the Tune Partners beneficially own at least 1% of the Shares outstanding, each time that Newco intends to proceed with the actual preparation and filing of a registration statement under the Securities Act for its own account or the account of any member of the MTVN Stockholder Group in connection with the proposed offer and sale (including in connection with the
IPO) for money of any securities of Newco (other than a registration statement on Form S-4 or Form S-8 or any successor to either such form), Newco will give at least 20 days written notice of its election to TCI Music. Upon the written request of TCI Music to Newco given within 10 days after receipt of any such notice from Newco, Newco will, except as herein provided, use its reasonable best efforts to cause all Shares for which TCI Music has requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Tune Partners of the Shares to be so registered, with TCI Music paying any direct incremental expenses attributable to the registration of such Shares; provided, however, that (i) nothing herein
                                    --------  -------
shall prevent Newco from, at any time, abandoning or delaying any such registration initiated by it; (ii) if Newco determines not to proceed with a registration after the registration statement has been filed with the SEC, Newco shall complete the registration for the benefit of the Tune Partners if TCI Music wishes to proceed with a public offering of such Shares and agrees, along with any other selling shareholder also electing to proceed, to bear its pro rata share of expenses reasonably incurred by Newco as the result of such registration of such Shares after Newco has decided not to proceed; (iii) for purposes of this sentence, the use by Newco of reasonable best efforts shall not require Newco to materially reduce the amount or sale price of the securities it proposes to distribute for its own account; and (iv) Newco shall not be required to violate the terms of any "lock-up" or "standstill" provisions relating to any securities offering by which it may be bound. If any registration pursuant to this Section 3.2 shall be underwritten in whole or in part, (A) Newco may require that the Shares requested for inclusion pursuant to this Section 3.2 be included in the underwriting on the same terms and conditions as the Shares otherwise being sold through the underwriters and (B) the selling Tune Partners may elect, in writing not less than three Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register their Shares in connection with such registration. No registration effected under this Section 3.2 shall relieve Newco of its obligation to effect Demand Registrations in accordance with Section 3.1.

          (b) In connection with a registration under this Section 3.2, Newco may enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by Newco with the underwriter or underwriters selected for such underwriting by Newco. Notwithstanding any other provision of this Section 3.2, if in the opinion of the managing underwriter the inclusion of Shares owned by the Tune Partners in a registration statement would materially reduce the amount or sale price of the other securities to be included in such registration, Newco may reduce, to as low as zero, the number of Shares to be included by the Tune Partners in the registration and underwriting under this
Section 3.2, to the extent necessary to cause inclusion of such Shares not to be materially detrimental to the registration filed pursuant to this Section 3.2.

     Section 3.3.  General Provisions.
                   ------------------

          (a)  If and whenever Newco is required by the provisions of this
Article III to effect the registration of Shares owned by the Tune Partners under the Securities Act, Newco will:

               (i) subject to the terms and conditions of this Article III, as expeditiously as possible, prepare and file with the SEC a registration statement with respect to such Shares, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Shares, but in no event longer than 150 days;

               (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Shares, but in no event longer than 150 days;

               (iii) furnish to TCI Music such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as TCI Music may reasonably request in order to facilitate the public offering of such Shares;

               (iv) prepare and promptly file with the SEC and promptly notify TCI Music of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly provide to TCI Music sufficient copies of such amended or supplemented prospectus so that it can be delivered to the purchasers of the Shares as required by the Securities Act and the regulations thereunder; and

               (v) advise TCI Music, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and promptly notify Tune of the forbearance, lifting or withdrawal of such stop order or proceeding.

               (vi) notify TCI Music, (A) when a registration statement becomes effective, (B) when the filing of a post-effective amendment to a registration statement or supplement to a prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective, and
     (C) of any request by the SEC for any amendment of or supplement to a Registration Statement or any prospectus relating thereto or for additional information;

               (vii) register or qualify the Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the selling Tune Partners shall reasonably request, and do any and all other acts and things which may be necessary to enable each Tune Partner whose Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Shares; provided, however, that Newco shall in no event be required to qualify to
     --------  -------
     do business as a foreign corporation or a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Shares covered by such Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so; and

               (viii) cause the Shares covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which the common stock of Newco is then listed or traded upon the sale of such Shares pursuant to such Registration Statement.

               (ix) at least three Business Days prior to filing a registration statement or any amendment or supplement thereto, furnish to TCI Music and each underwriter, if any, of the Shares covered by such registration statement copies of such registration statement, amendment or supplement as proposed to be filed (excluding documents to be incorporated by reference therein) which registration statement, amendment or supplement will be subject to reasonable review and comments by TCI Music and such underwriter insofar as such documents relate to TCI Music or its Controlled Affiliates or such underwriter (and their respective attorneys) during such three-Business Day period, and Newco will not file any registration statement, any prospectus or any amendment or supplement thereto containing any statements with respect to TCI Music or its Controlled Affiliates to which TCI Music shall reasonably object in writing.

               (x) furnish to TCI Music and the underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as TCI Music or such underwriter may reasonably request in order to facilitate the disposition of the Shares.

               (xi) make available for inspection by TCI Music, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by TCI Music or such underwriter (collectively, the "Inspectors"), all
                                                       ----------
     financial and other records, pertinent corporate documents and properties of Newco (collectively, the "Records") as shall be reasonably necessary to
                                  -------
     enable them to exercise their due diligence responsibility, so long as such Inspectors execute a confidentiality agreement with respect thereto in form and substance reasonably satisfactory to Newco, and cause Newco's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

               (xii) furnish to TCI Music and to each underwriter, if any, a signed counterpart of (i) an opinion or opinions of counsel to Newco addressed to TCI Music and such underwriter on which opinion both TCI Music and such underwriter are entitled to rely and (ii) a comfort letter or comfort letters from Newco's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as TCI Music or the managing underwriter therefor reasonably requests.

               (xiii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

TCI Music, upon receipt of any notice from Newco of the happening of any event of the kind described in paragraph (iv) or (v) above, will forthwith discontinue, and cause its Affiliates to discontinue, disposition of the Shares until TCI Music's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (iv) above or until it is advised in writing by Newco that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by Newco, TCI Music will deliver to Newco or destroy all copies, other than permanent file copies then in the possession of TCI Music or its Affiliates, of the prospectus required to be supplemented or amended.

          (b) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement (i) in the case of any registration statement for a firm commitment underwritten offering of Shares, before it is declared effective by the SEC, or (ii) in the case of any other registration statement, before or after it is declared effective by the SEC, Newco determines, in its reasonable good faith business judgment, that such registration and the offering of Shares covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving Newco or any of its Controlled Affiliates or require Newco to disclose material matters regarding itself or such Controlled Affiliates that otherwise would not be required to be disclosed at such time, then Newco may require the suspension of the distribution of any Shares (a

"Blackout Period") by giving notice to TCI Music. Any such notice need not
----------------
specify the reasons for such suspension if Newco determines, in its reasonable good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until Newco has determined, in its reasonable good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to TCI Music, Newco's obligations under this Article III will be suspended, provided that such suspension shall not exceed the first to occur of (x) the filing of Newco's next SEC filing and (y) 90 days. Newco shall extend the period of time Newco is required to maintain effective any registration statement required pursuant to clauses (i) and (ii) of paragraph (a) hereof by a length of time equal to the aggregate length of the Blackout Periods. In the event of any suspension of a registration pursuant to this Section 3.3(b), the selling Tune Partners shall be entitled to withdraw from such registration upon written notice to Newco.

          (c) Newco's obligations to Tune under this Article III will be conditioned on compliance with the following:

               (i) TCI Music and its Affiliates will cooperate with Newco in connection with the preparation of the applicable registration statement, and for so long as Newco is obligated to keep such registration statement effective, TCI Music and its Affiliates will provide to Newco, in writing in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding TCI Music and its Affiliates and such other information as may be required by applicable law to enable Newco to prepare such registration statement and the related prospectus covering the applicable Shares owned by the selling Tune Partners and to maintain the currency and effectiveness thereof, so long as Newco executes a confidentiality agreement in form and substance reasonably satisfactory to TCI Music in the event any Confidential Information is requested by Newco;

               (ii) TCI Music and its Affiliates will permit Newco and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may reasonably request in connection with the offering or other distribution of Shares by the Tune Partners;

               (iii) TCI Music and its Affiliates will enter into such agreements with Newco and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling shareholders with respect to secondary distributions under similar circumstances;

               (iv) during such time as TCI Music and its Affiliates may be engaged in a distribution of the Shares, TCI Music and its Affiliates will comply with all applicable laws, including Regulation M promulgated under the 1934 Act, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of Newco in contravention of such rules; (B) distribute the Shares acquired by it solely in the manner described in the applicable registration statement;
     (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom such Shares may be offered, or to the offeree if an offer is made directly by TCI Music and its Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that Newco shall provide TCI Music with an adequate number of copies thereof; and (D) not bid for or purchase any securities of Newco; and

               (v) on notice from Newco of the happening of any of the events specified in Section 3.3(a)(iv) or (v), or that, as set forth in Section 3.3(b), requires the suspension by TCI Music and its Affiliates of the distribution of any of the Shares owned by the Tune Partners, then TCI Music and its Affiliates will cease offering or distributing the Shares owned by the Tune Partners until the offering and distribution of the Shares owned by the Tune Partners may recommence in accordance with the terms hereof and applicable law.

          (d) Except as otherwise provided with respect to registrations terminated by Newco, Newco shall bear the following fees, costs and expenses in connection with its obligations under this Article III: all registration, filing fees, printing expenses, all internal Newco expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which Shares to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for TCI Music and its Affiliates, underwriting discounts and commissions and transfer taxes for TCI Music and its Affiliates and other direct selling expenses incurred by TCI Music and its Affiliates not expressly included above shall be borne by TCI Music and its Affiliates.

          (e) Newco shall indemnify and hold harmless the selling Tune Partners, and each Person, if any, who controls the selling Tune Partners within the meaning of the Securities Act, from and against any and all claims, losses, damages, liabilities, costs and expenses to which the selling Tune Partners or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages, liabilities, costs or expenses arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Newco pursuant to this Article III which relates to Shares owned by the selling Tune Partners, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such claim, loss, damage, liability, costs or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by TCI Music or its Affiliates or such controlling Person specifically for inclusion in such registration statement; provided, however,
                                                           -----------------
that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in a prospectus, such indemnity agreement shall not inure to the benefit of the selling Tune Partner or any Person who controls the selling Tune Partner if (A) Newco complied with all of its notification and delivery obligations as provided herein, (B) such claim, loss, damage, liability, cost or expense relates to the matter so eliminated or remedied in the final prospectus and (C) the selling Tune Partner or its Affiliates failed to deliver a copy of the prospectus at or prior to the time such action is required by the Securities Act; provided,
                                                                 --------
further, that the foregoing indemnity is also subject to the condition that,
-------
insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in a prospectus attributable solely to facts or events which occur after the effective date of the registration statement, which untrue statement or alleged untrue statement, omission or alleged omission is eliminated or completely remedied in an amendment or supplement to the prospectus, such indemnity agreement shall not inure to the benefit of the selling Tune Partner or any Person who control the selling Tune Partner or any of its Affiliates, if, having previously been furnished by or on behalf of Newco with copies of the prospectus as so amended or supplemented, in lieu thereof the selling Tune Partner or its Affiliates delivered the prospectus without such amendment or supplement.

          (f) TCI Music shall indemnify and hold harmless Newco and any underwriter (as defined in the Securities Act) for Newco, and each Person, if any, who controls the Newco or such underwriter within the meaning of the Securities Act from and against any claims, losses, damages, liabilities, costs or expenses to which Newco or any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by Newco pursuant to this Article III which relates to Shares owned by any Tune Partner or any of its Affiliates, any prospectus contained therein or any amendment or supplement thereto, and arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by TCI Music or its Affiliates specifically for inclusion in such registration statement, prospectus or amendment or supplement thereto).

          (g) Except to the extent otherwise provided in this Section 3.3(g), a party obligated to provide indemnification under Section 3.3(e) or (f) shall reimburse each party entitled to such indemnification the costs of investigating and defending any claim, loss, damage, liability, cost or expense giving rise to such indemnification obligation. Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (e) and (f) of this Section 3.3 of notice of commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (e) and (f) promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the failure to give such prompt notice. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof so long as it agrees to accept full responsibility to indemnify and hold harmless the indemnified party in accordance herewith in respect of such action. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (e) and (f) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party) or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time, in which case the fees of counsel for the indemnified party shall be for the account of the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

          (h) The registration rights granted to TCI Music and its Controlled Affiliates pursuant to this Article III are not assignable, except to the extent any Partnership Interests or Shares are Disposed of to a Permitted Transferee or other Controlled Affiliate in accordance with the terms of the Partnership Agreement, the Newco Stockholder Agreement and/or this Agreement. Any assignment not permitted hereunder shall be null and void ab initio.

          (i) If the indemnification provided for under Sections 3.3(e) or (f), as applicable, is unavailable to or insufficient to hold the indemnified party harmless under such Section in respect of any claim, loss, damage, liability, cost or expense referred to therein (a "Liability") for any reason other than as
                                        ---------
specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, liabilities, costs or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this sentence but also the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Liability as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the indemnifying party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Newco or the selling Tune Partners, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an indemnified party as a result of the Liability referred to above in this Section 3.3(i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (j) Notwithstanding anything herein to the contrary, the parties agree that the obligations and liability of the selling Tune Partners with respect to any registration in which any Tune Partner participates pursuant to
Section 3.1 or 3.2 whether from indemnification pursuant to Section 3.3(f), contribution pursuant to Section 3.3(i), or otherwise shall not in any event exceed, in the aggregate, the amount of net proceeds received by such selling Tune Partner from the sale of the Shares sold by such Tune Partner in such registration.

                                   ARTICLE IV

             CONFIDENTIAL INFORMATION; NON-COMPETITION; EXCLUSIVITY
             ------------------------------------------------------

     Section 4.1.  Confidential and Proprietary Information.  Except as
                   ----------------------------------------
otherwise provided in the Additional Agreements, all Proprietary Information (as defined below) of any party hereto or its Affiliates shall remain the property of such party or its Affiliates (other than Newco and its Subsidiaries), and all Proprietary Information of Newco and its Controlled Affiliates shall remain the property of Newco and its Controlled Affiliates. Each of the parties hereto and their respective Affiliates (i) shall use any and all Confidential Information (as defined below) only for purposes of Newco and shall not use such Confidential Information for the benefit of or in connection with any other business or enterprise of such party or any of its Affiliates and (ii) shall, and shall use its reasonable best efforts to cause its and their respective officers, directors, employees, attorneys, accountants, and agents (collectively, "Agents") to, keep secret and retain in strictest confidence any
                ------
and all Confidential Information, and shall not disclose such Confidential Information, and shall use its reasonable best efforts to cause its Agents not to disclose such Confidential Information, to any Person other than such party, its Affiliates, Newco or their respective Agents, except (i) for such disclosures as may be required by law or legal process, disclosures to such party's counsel, or disclosures pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such Affiliate are listed or traded (in which event the party making such disclosure or whose Affiliates or Agents are making such disclosure shall so notify the other parties hereto as promptly as practicable (and if possible, prior to making such disclosure) and shall seek confidential treatment of such information); (ii) as may be necessary to establish or enforce its rights hereunder; (iii) as part of the normal review or reporting procedure to its Parent, its auditors and its attorneys; provided, that such party shall be
                                            --------
liable for any breach by such Parent, auditors or attorneys of any provision of this Section 4.1; (iv) for disclosures to an Affiliate of, or a professional advisor to, such party in connection with the performance by such party of its obligations hereunder, under the Additional Agreements or under an agreement with Newco; provided, that such party shall be liable for any breach by such
            --------
Affiliate or professional advisor of any provision of this Section 4.1; (v) for disclosures to a prospective third party purchaser pursuant to Article VIII of the Partnership Agreement or a prospective third party purchaser (by merger, stock acquisition or otherwise) of all or substantially all of the assets of the Parent of such party so long as such prospective purchaser executes and delivers to Newco a confidentiality agreement in form and substance reasonably satisfactory to Newco; provided that such party shall be liable for any breach
                       --------
by such prospective third party purchaser of any provision of this Section 4.1; and (vi) with the prior written consent of the nondisclosing parties. Notwithstanding the foregoing, Viacom Inc. and its Controlled Affiliates shall be permitted to use Confidential Information of Newco and its Controlled Affiliates for the benefit of or in connection with their respective businesses, except that Viacom Inc. and its Controlled Affiliates shall not have the right to use Confidential Information of Newco and its Controlled Affiliates which constitutes, is set forth in, or concerns architecture or design of data processing or communications systems, information or data processing algorithms, and source code, flow charts and internal technical documentation relating to the design or operation of computer programs. The obligations under this
Section 4.1 shall survive the termination of this Agreement and any Person ceasing to be an Affiliate of a party for a period of five years after the occurrence of such event. For purposes of this Section 4.1:

     "Confidential Information" shall mean (i) the terms of this Agreement and
      ------------------------
the Additional Agreements and (ii) all Proprietary Information; provided,
                                                                --------
however, that such Confidential Information shall not include, with respect to
-------
any party, any information that (A) is or has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its Agents, (B) has been independently developed by such party or an Affiliate or Parent of such party, or (C) is, or becomes available to such party or an Affiliate or Parent of such party on a non-confidential basis from a third party having no obligation of confidentiality to a party hereto or Newco or its Controlled Affiliates known to the receiving party and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality.

     "Proprietary Information" means any proprietary ideas, plans or
      -----------------------
information, including, without limitation, information of a technological or business nature (including, without limitation, all trade secrets, proposed trade names, proposed slogans, computer software, technology, data, summaries, reports, or mailing lists, whether written or oral and if written, however produced or reproduced) (i) belonging to any party or any of its Affiliates or
(ii) developed by or for Newco or its Controlled Affiliates, that is marked proprietary or confidential, or bears a marking of like import, or that such party or Affiliate or Newco or its Controlled Affiliates, as the case may be, states in writing within 30 days of disclosure thereof is to be considered proprietary or confidential (except for computer source code internal software technical documentation, machine readable databases or customer lists, which shall be deemed proprietary whether or not so marked or designated), in each case other than any such information that is already known to the party receiving the same or its Affiliates at the time of receipt from the party disclosing the same, as evidenced by written records made prior to such receipt, or is independently developed or formulated by such receiving party or its Affiliates, or is provided to such receiving party or its Affiliates by a third party not as a result of any in breach of any obligation of confidentiality to such disclosing party, or that otherwise becomes publicly available through no fault of such receiving party or its Affiliates.

     Section 4.2.  Non-Competition.
                   ---------------

             (a) Neither SonicNet, Box, TCI Music nor Liberty, directly or indirectly through their respective Controlled Affiliates, shall, for a period ending on the earlier of (x) 3 years from the Closing or (y) such date as the MTVN Stockholder Group ceases to own the largest percentage of the outstanding equity of Newco and have the right to designate the greatest number of representatives or directors to serve on Newco's Management Committee or Board of Directors, as the case may be (the "MTVN Loss of Control Date"), make an
                                       -------------------------
investment in, or own or otherwise operate the Business other than its investment in Newco or announce or disclose any intention to do any of the foregoing.

             (b) Neither SonicNet, Box, TCI Music nor Liberty, directly or indirectly through their respective Controlled Affiliates, shall, for a period ending on the earlier of (x) five years from the Closing or (y) the MTVN Loss of Control Date, make an investment in, or own or otherwise operate, any cable or satellite audio/visual television services, digital or analog, principally or in large part devoted to music-related or music-themed programming (the "Television
                                                                      ----------
Business"), or announce any intention to do any of the foregoing.
--------

             (c) The restrictions on competition set forth in subsections (a) and (b) of this Section 4.2 shall not apply to any of the following or the announcement of any of the following: (i) the operations of DMX Inc. as currently conducted or the operation of an internet radio business by DMX Inc. through sites owned or operated by Lycos Inc. and any of its successors and assigns pursuant to DMX Inc.'s current agreement with Lycos Inc. as it may be amended (the "Lycos Deal") or the operations of DMX Inc. as a distributor of a
              ----------
bona fide subscription service consisting exclusively, with de minimis exceptions, of audio and/or text and/or non-moving pictures content provided that the foregoing will not include an internet radio business

(other than the Lycos Deal) similar to Spinner.com or Imagine as currently conducted; (ii) e-commerce operations which derive less than 50% of their revenue from music related products; provided that if such e-commerce operation is a television service which includes visual programming, such programming shall not contain music related programming for more than (x) 33% of the time such programming is aired on any given day, (y) four consecutive hours on any given day, or (z) 120 minutes on a given day during the hours of 6:00 p.m. to 12:00 a.m.; (iii) any business which would fall within the definition of the Television Business so long as less than 35% of its programming consists of music related programming; (iv) investments or acquisitions of less than 3% of the outstanding equity interests in any company, or investments or acquisitions of less than 25% of the outstanding equity interests in a company involved in the Television Business and not involved in the Business; (v) the acquisition or ownership of any interest in a company or assets not principally engaged in the Business or the Television Business (i.e., the competing business does not represent in excess of 35% of the fair market value of the assets or revenues of such acquired or owned company or assets); (vi) any interest in a company resulting from a spin-off from a company in which SonicNet, Box, TCI Music, Liberty or any of their Controlled Affiliates holds an interest that does not violate the provisions of Section 4.2(a) or (b); (vii) any interest in a company resulting from an exercise of rights to acquire securities or interests in such company (directly or indirectly) from any person if such rights would be forfeited if not so exercised or if SonicNet, Box, Liberty, TCI Music or a Controlled Affiliate would be required to sell or dispose of its interest in such company (provided, that the acquisition of such rights as they relate to the Business or the Television Business was ancillary to the transaction in which such rights were acquired); (viii) any interest in BET Holdings, Inc.;
(ix) any interest in Ticketmaster Group Inc.; (x) the ownership and operation of any Excluded Tune Assets as existing and operating on the date hereof or as otherwise necessary to fulfill the obligations under or with respect to the Excluded Tune Assets (as such term is defined in the Organization Agreement); provided, that the business of The Box Holland, B.V. may be extended to other Dutch-speaking operating territories and the technology of The Box Holland, B.V. may be upgraded for use by The Box Holland, B.V.; (xi) if Newco invests in the Interactive Music Channel (as defined in the Organization Agreement), an investment in such Interactive Music Channel; and (xii) in the event that the approval of the Federal Communications Commission (the "FCC") of the transfer of
                                                        ---
the low power television station licenses from VJN LPTV Corp. to Box LLC has not been obtained by the Closing, the LMA will remain in effect until the applicable FCC approvals are obtained. Notwithstanding the foregoing, the exceptions to the restrictions on competition set forth in the prior sentence shall not be available to SonicNet, Box, TCI Music, Liberty or their Controlled Affiliates if any of such persons structures a transaction to fall within one of such exceptions with the primary purpose of evading the restrictions on competition contained herein and subsequently engages in such a transaction.

          (d) If SonicNet, Box, TCI Music, Liberty or any of their respective Controlled Affiliates makes an acquisition of a company which has a competing business and clause (v) of Section 4.2(c) is the only one of the exceptions to the restrictions on competition provisions of Section 4.2(a) or (b) pursuant to which such acquisition is permitted, at such time during the restricted period set forth in Section 4.2(a) or (b) applicable to such competing business as

SonicNet, Box, TCI Music, Liberty or any of their respective Controlled Affiliates acquires control of such competing business, SonicNet, Box, Liberty or TCI Music must, or must cause the applicable Controlled Affiliate to, offer to sell such competing business to Newco at a price not in excess of the fair market value of the consideration paid, if Newco declines to purchase such competing business, SonicNet, Box, Liberty or TCI Music must, or must cause the applicable Controlled Affiliate to, divest it, unless (i) the Board of Directors of SonicNet, Box, Liberty or TCI Music or such Controlled Affiliate shall have been advised by outside counsel that the approval by such Board of such sale to Newco or divestiture (a "Divestiture") is reasonably likely to constitute a
                         -----------
breach by such directors of their fiduciary duties owed to third parties or stockholders other than stockholders of TCI Music or its parent entities, (ii) such Divestiture would violate the provisions of any contract to which SonicNet, Box, Liberty, TCI Music or such Controlled Affiliate is a party (other than contracts entered into with a primary purpose referred to in the last sentence of Section 4.2(c)), or (iii) such Divestiture would trigger any tax liability for SonicNet, Box, Liberty or TCI Music or such Controlled Affiliate which is material to SonicNet, Box, Liberty or TCI Music and would otherwise not be triggered; provided, however, that in the event of the occurrence of any of the
           --------  -------
circumstances referred to in clauses (i)-(iii) above, such obligation to make a Divestiture shall arise at such subsequent time during the restricted period (as set forth in Section 4.2(a) or (b) as applicable) applicable hereto, if any, as such potential breach of fiduciary duty or potential breach of contract or such adverse tax consequence may be reasonably avoided.

     Section 4.3.  Exclusivity
                   -----------

             (a) For a period of five years from the Closing, if MTVN, directly or indirectly through a Controlled Affiliate, acquires or makes an investment in or otherwise operates the Business other than through Newco, MTVN shall provide TCI Music the right to purchase a pro-rata interest in such business or assets; provided that this provision shall not apply to (i) any children's services, including children's music services regardless of the means of distribution of such services; (ii) the delivery of content purely ancillary to a business that is not the Business, provided that the ancillary content that may be delivered relates solely to MTVN and its operations; (iii) investment or acquisitions of less than 3% (and, after the third anniversary of the Closing Date, 25%) of the outstanding equity interest in any person or entity; (iv) the acquisition or operation of any interest in a company or assets not principally engaged in the Business (i.e., the competing business does not represent in excess of 35% of the fair market value of the assets or revenues of such acquired company or assets); or (v) any current or future business conducted by any of the entities listed on Schedule I hereto to the extent such businesses were not contributed to the Partnership by an MTVN Partner.

             (b) For a period of five years from the Closing, MTVN will not promote the Business as owned or operated by any Affiliate of MTVN (other than the Partnership or Newco) on its cable television services except on commercial terms.

             (c)   Notwithstanding the foregoing, the covenants set forth in
Section 4.3(a) and (b) shall be of no force or effect in the event that (i) members of the Tune Stockholder Group own less than 5% of the outstanding Partnership Interests or equity in Newco (excluding any Partnership Interests or equity issued or granted in any transaction or transactions with respect to which TCI Music has no preemptive rights pursuant to Section 12.02 of the Partnership Agreement (or any comparable provision of the Newco Stockholders Agreement)), (ii) TCI Music or any of its Affiliates is in material default of this Agreement, the Organization Agreement, the Partnership Agreement, any of the Related Party Agreements or any other agreement contemplated hereby or thereby; or (iii) any of the Tune Stockholder Group has transferred any portion of its Partnership Interest or any equity interest in Newco to any Person that is not a Permitted Transferee.

     Section 4.4.  Freedom of Action.  Except as otherwise expressly provided
                   -----------------
herein or in the Partnership Agreement or in any Additional Agreement to which such party is or will be a party or bound, no party hereto shall have any obligation to Newco or the Partners not to (i) engage in the same or similar activities or lines of business as Newco or develop or market any products or services that compete, directly or indirectly, with those of Newco or (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other entity engaged in the same or similar activities or lines of business as, or otherwise in competition with, Newco or (iii) do business with any client or customer of Newco or (iv) employ or otherwise engage any former officer or employee of Newco. Except as otherwise expressly provided herein or in the Partnership Agreement or in any Additional Agreement to which such party is or will be a party or bound, no party hereto shall be obligated to present or offer to Newco any particular investment or business opportunity, regardless of whether Newco could take advantage of such opportunity if it were presented to Newco, but may, subject to the terms of any agreement between the parties hereto other than this Agreement, avail itself of any such opportunity for its own benefit or direct such opportunity to another Person. For purposes of this Section 4.4, any reference to a party shall include its Affiliates, including its Parent, and the Affiliates of such Parent.

     Section 4.5.  Rights and Remedies Upon Breach.  If a party hereto or any of
                   -------------------------------
its Affiliates breaches, or threatens to commit a breach of, any of its obligations under any of the provisions of Sections 2.3, 4.1, 4.2 or 4.3 (a "Restrictive Covenant"), the other parties hereto shall have the right and
---------------------
remedy to have such obligations or such Restrictive Covenant specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the other parties and that money damages will not provide an adequate remedy to the other parties. Nothing in this Section 4.5 shall be construed to limit the right of any party hereto to collect money damages in the event of a breach of any such obligation or Restrictive Covenant. The parties hereto acknowledge that the restrictions contained in Sections 2.3, 4.1, 4.2 and 4.3 are reasonable and necessary protections of the immediate interests of the parties hereto and each party hereto acknowledges that the other parties hereto would not have entered into this Agreement without receiving the additional consideration offered by the other parties hereto in binding themselves to these restrictions. If any portion of the covenants or agreements contained in Sections 2.3, 4.1, 4.2 or 4.3, or the application thereof, is construed to be invalid or unenforceable, then the other portions of such covenant(s) or agreement(s) or the application thereof will be given full force and effect without regard to the invalid or unenforceable portions. If any such covenant or agreement is held to be unenforceable in equity because of the area covered, the duration thereof, or the scope thereof, then the court making such determination will have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement will then be enforceable in equity in its reduced form.

     Section 4.6.  Release of Liberty.  In the event of the transfer of
                   ------------------
substantially all of Liberty's assets and businesses to (i) Liberty Media Group LLC or (ii) a subsidiary of AT&T the stock of which is then distributed in redemption of the shares of AT&T Liberty Media Group Common Stock, each as described in the definition of "Liberty" as set forth in the Organization Agreement, then upon the execution by Liberty Media Group LLC or such AT&T subsidiary of an instrument assuming all of Liberty's obligations under Section
4.2 hereof, Liberty will be released and discharged from its obligations under
Section 4.2 effective as of such date.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

     Section 5.1.  Notices.  Except as expressly provided herein, notices and
                   -------
other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:

             (a)   If to MTVN to:

                   MTV Networks
                   1515 Broadway
                   New York, New York 10036-5794
                   Fax:  (212) 846-1839
                   Attention:  General Counsel

                   with a copy to:

                   Viacom International Inc.
                   1515 Broadway
                   New York, New York 10036-5794
                   Fax:  (212) 258-6069
                   Attention:  General Counsel

                   (b)   If to TCI Music, Box or SonicNet to:

                   TCI Music, Inc.
                   67 Irving Place North, Fourth Floor
                   New York, New York 10003
                   Fax:  (212) 387-8171
                   Attention:  Lee Masters

                   with a copy to:

                   Liberty Media Corporation
                   9197 South Peoria Street
                   Englewood, Colorado 80112
                   Fax:  (720) 875-5448
                   Attention:  David Koff

                   (c)   If to Liberty to:

                   Liberty Media Corporation
                   9197 South Peoria Street
                   Englewood, Colorado 80112
                   Fax:  (720) 875-5448
                   Attention:  David Koff

                   (d)   If to the Partnership to:

                   MTV Online L.P.
                   1515 Broadway
                   New York, New York 10036
                   Fax:  (212) 846-1735
                   Attention:  Fred Seibert

or to such other address or attention of such other Person as any party shall advise the other parties in writing. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (confirmation received) unless delivered on a day which is not a Business Day in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

     Section 5.2.  Table of Contents; Headings.  The table of contents and
                   ---------------------------
headings of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

     Section 5.3.  Governing Law.  This Agreement shall be construed in
                   -------------
accordance with and governed by the laws of the State of New York, excluding the choice of law rules thereof.

     Section 5.4.  Severability.  If any provision of this Agreement shall be
                   ------------
held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     Section 5.5.  Amendments.  This Agreement may be modified or amended only
                   ----------
by a written amendment signed by each party hereto.

     Section 5.6.  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to the other party.

     Section 5.7.  Entire Agreement.  The provisions of this Agreement set forth
                   ----------------
the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter hereof, including the Memorandum of Understanding dated May 19, 1999 among MTVN, TCI Music and Liberty.

     Section 5.8.  Parties in Interest; Limitation on Rights of Others.  MTVN
                   ---------------------------------------------------
may assign its rights and obligations under this Agreement to one or more Affiliates of MTVN which is directly or indirectly wholly-owned (and including for this purpose Imagine) by Viacom, Inc.; provided that, in connection with any
                                           --------
such assignment, the applicable assignee executes and delivers to TCI Music an instrument, in form and substance reasonably satisfactory to TCI Music, by which MTVN guarantees the performance of any such assignee's obligations hereunder. TCI Music may assign any or all of its rights and obligations under this Agreement to any of wholly-owned subsidiaries; provided that, in connection with
                                               --------
any such assignment, TCI Music executes and delivers to MTVN an instrument, in form and substance reasonably satisfactory to MTVN, by which TCI Music guarantees the performance of any such assignee's obligations hereunder. No party to this Agreement may assign any of its rights or obligations under this Agreement except as specifically provided in this Section 5.8. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as provided herein, their respective successors and permitted assigns. Any assignment of rights hereunder in violation hereof shall be void ab initio. Nothing in this Agreement, whether express or implied, shall be
-- ------
construed to give any Person (other than the parties hereto, including Newco following its execution of a counterpart hereof, and their successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 5.9.   Waivers; Remedies.  The observance of any term of this
                    -----------------
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     Section 5.10.  No Presumption.  This Agreement shall be construed without
                    --------------
regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 5.11.  Jurisdiction; Consent to Service of Process.
                    -------------------------------------------

          (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating hereto. Each party hereby irrevocably and unconditionally agrees that any suit, action or proceeding against it by any other party to this Agreement with respect to this Agreement shall be instituted only in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, as the party instituting such suit, action or proceeding may elect in its sole discretion. Each party also hereby irrevocably and unconditionally agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or related to this Agreement.

          (c) Each party hereby irrevocably and unconditionally consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement shall affect the right of either party to serve process in any other manner permitted by law.

     Section 5.12.  Public Announcements.  No party shall make or shall permit
                    --------------------
any of its Affiliates to make any public announcement about Newco and its formation or activities without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed. Notwithstanding any other provision contained herein, Newco may make any public announcements without restriction after consummation of the IPO, and any party or Affiliate of such party may at any time make announcements which are required by applicable law or the rules of any national stock exchange or stock association so long as the party or Affiliate so required to make the announcement, promptly upon learning of such requirement, notifies the other parties of such requirement and discusses with the other parties in good faith the exact wording of any such announcement.

     Section 5.13.  Binding on Viacom.  The parties acknowledge that MTVN is a
                    -----------------
division of Viacom and that, consequently, Viacom is obligated to perform the obligations to be paid or performed by MTVN hereunder. The use of the term "MTVN" in Section 4.3 of this Agreement shall refer only to the operating unit or units of Viacom that on a day-to-day basis operate the business of MTV:
Music Television or VH1 Music First; provided, however, that Viacom is obligated
                                     --------  -------
to cause MTVN to perform its obligations under Section 4.3.

     Section 5.14.  TCI Music and Liberty.  Each of the obligations under this
                    ---------------------
Agreement of TCI Music and Liberty, including under Section 4.2, are several and not joint.

     Section 5.15.  Capitalized Terms:  Capitalized terms used and not otherwise
                    -----------------
defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

     Section 5.16.  Provisions Related to the Put and Call Rights.
                    ---------------------------------------------

          (a) Following the IPO, the Tune Partnership Interest Value (as otherwise defined in the Partnership Agreement or in the corresponding provision of the Newco Stockholders Agreement) shall be the product of the Current Market Price of one Share and the number of Shares that compromise the Tune Partnership Interest.

     The "Current Market Price" for a security shall be the average of the reported last sales prices for the 40 consecutive Trading Days before the date of the applicable Put Notice or Call Notice, as the case may be.

     The reported last sales price of a security for each Trading Day shall be:

     (i) the reported last sales price, regular way, as reported on the New York Stock Exchange Composite Tape; or

     (ii) if the security is not listed or admitted to trading on the New York Stock Exchange, on the National Market tier of The Nasdaq Stock Market; or

     (iii) if the security is not listed or admitted to trading on the National Market tier of the Nasdaq Stock Market at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading; or

     (iv) if such security is not quoted on such National Market tier or any national securities exchange, the average of the highest bid and lowest asked prices on such day as reported on The Nasdaq Stock Market.

As used herein, the term "Trading Days" means a day on which the New York Stock Exchange, each national securities exchange on which the security is listed and The Nasdaq Stock Market are open for business, provided that if no sales of the security takes place on such day on the relevant exchange or stock market determined under the immediately preceding sentence, such day shall not be a Trading Day.

            (b) If TCI Music exercises its right to acquire an interest in any business or assets pursuant to Section 4.3 of this Agreement, then such interest shall be deemed to be part of the Tune Partnership Interest for all purposes under Section 12.03 of the Partnership Agreement (and the corresponding provision of the Newco Organizational Documents). If such interest is not in a Publicly Traded security, its value shall be determined in the same manner as provided for the determination of the Tune Partnership Interest Value in the Partnership Agreement (or the corresponding provision of the Newco Organizational Documents). If such interest is in a Publicly Traded security, then its value shall be determined as provided in subsection (a) of this Section
5.16. A security shall be considered to be "Publicly Traded" as of any date if on such date (i) the security is registered under Section 12(b) or 12(g) of the 1934 Act and (ii) the security is listed for trading on a national securities exchange registered under the 1934 Act or traded in the over-the-counter market and quoted on The Nasdaq Stock Market.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    TCI MUSIC, INC.

                                    By: /s/ David Koff
                                        ---------------------------------
                                        Name:  David Koff
                                        Title: Vice President

                                    VIACOM INTERNATIONAL, INC.

                                    By: /s/ Michael D. Fricklas
                                        ---------------------------------
                                        Name:  Michael D. Fricklas
                                        Title: Sr. Vice President and
                                               General Counsel

                                    LIBERTY MEDIA CORPORATION

                                    By: /s/ David Koff
                                        ----------------------------------
                                        Name:  David Koff
                                        Title: Sr. Vice President

                                    SONICNET, INC.

                                    By: /s/ David Koff
                                        ----------------------------------
                                        Name:  David Koff
                                        Title: Vice President

                                    THE BOX WORLDWIDE, INC.

                                    By: /s/ David Koff
                                        ----------------------------------
                                        Name:  David Koff
                                        Title: Vice President


                                    MTVN ONLINE L.P.

                                    By: MTVN ONLINE PARTNER I LLC, its

                                        General Partner


                                        By: /s/ David W. Sussman
                                            ------------------------------
                                            Title:  Sr. Vice President
                                            General Counsel and Assistant
                                            Secretary